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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-11409, No. 333-18467, and No. 333-49817 of IXC Communications, Inc. on Form S-8 and Registration Statement No. 333-33421 and No. 333-52433 on Form S-3 of our report on National Teleservice, Inc. dated July 28, 1997, appearing in this Current Report on Form 8-K of IXC Communications, Inc. dated October 29, 1998.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
October 29, 1998